SLM Student Loan Trust 1996-3
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/01/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$222,893,929.80	($23,276,996.40)	$199,616,933.40
	ii	Interest to be Capitalized	993,712.97		842,503.19

	iii	Total Pool	$223,887,642.77		$200,459,436.59

B	i	Weighted Average Coupon (WAC)	4.452%		4.446%
	ii	Weighted Average Remaining Term	74.63		73.73
	iii	Number of Loans	128,363		117,295
	iv	Number of Borrowers	51,470		47,397

	Notes and Certificates			Spread	Balance 10/25/04	% of Pool	Balance 01/25/05	% of Pool
C	i	A-1 Notes	78442GAD8	0.49%	$0.00	0.000%	$0.0	0 0.000%
	ii	A-2 Notes	78442GAE6	0.68%	171,137,642.77	76.439%	147,709,436.59	73.685%
	iii	Certificates	78442GAF3	0.95%	52,750,000.00	23.561%	52,750,000.00	26.315%

	iv	Total Notes and Certificates			$223,887,642.77	100.000%	$200,459,436.59	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$559,719.11	$501,148.59
	iv	Reserve Account Floor Balance ($)	$1,502,704.00	$1,502,704.00
	v	Current Reserve Acct Balance ($)	$1,502,704.00	$1,502,704.00

II. 1996-3 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$20,934,553.10
	ii	Principal Collections from Guarantor	3,179,462.33
	iii	Principal Reimbursements	5,517.92
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$24,119,533.35

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$28,238.75
	ii	Capitalized Interest	(870,775.70)

	iii	Total Non-Cash Principal Activity	$(842,536.95)

C	Total Student Loan Principal Activity		$23,276,996.40

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,200,087.21
	ii	Interest Claims Received from Guarantors	141,127.29
	iii	Collection Fees/Return Items	23,998.34
	iv	Late Fee Reimbursements	129,297.78
	v	Interest Reimbursements	8,227.92
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	225,949.17
	viii	Subsidy Payments	264,476.32

	ix	Total Interest Collections	$1,993,164.03

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$568.67
	ii	Capitalized Interest	870,775.70

	iii	Total Non-Cash Interest Adjustments	$871,344.37

F	Total Student Loan Interest Activity		$2,864,508.40

G	Non-Reimbursable Losses During Collection Period		$25,558.11

H	Cumulative Non-Reimbursable Losses to Date		$2,018,550.67

III. 1996-3 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
i	Principal Payments Received	$14,631,963.15
ii	Consolidation Principal Payments	9,482,052.28
iii	Reimbursements by Seller	1,302.31
iv	Borrower Benefits Reimbursements	1,194.23
v	Reimbursements by Servicer	1,870.56
vi	Re-purchased Principal	1,150.82

vii	Total Principal Collections	$24,119,533.35

B	Interest Collections
i	Interest Payments Received	$1,755,530.44
ii	Consolidation Interest Payments	76,109.55
iii	Reimbursements by Seller	827.42
iv	Borrower Benefits Reimbursements	60.84
v	Reimbursements by Servicer	7,149.11
vi	Re-purchased Interest	190.55
vii	Collection Fees/Return Items	23,998.34
viii	Late Fees	129,297.78

ix	Total Interest Collections	$1,993,164.03

C	Other Reimbursements	$115,652.14

D	Administrator Account Investment Income	$0.00

E	Funds borrowed from next Collection Period	$0.00

TOTAL FUNDS RECEIVED	$26,228,349.52
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(426,492.90)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$25,801,856.62

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$230,262.48
ii	Percentage of Principal Calculation	$201,738.88
iii	Lesser of Unit or Principal Calculation	$201,738.88

H	Servicing Fees Due for Current Period	$201,738.88

I	Carryover Servicing Fees Due	$0.00
Oct-04	Servicing Carryover	$0.00
Nov-04	Servicing Carryover	$0.00
Dec-04	Servicing Carryover	$0.00

$0.00

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$221,738.88

IV. 1996-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	4.080%	4.104%	495	435	0.386%	0.371%	$1,623,446.11	$1,455,856.51	0.728%	0.729%

Grace
Current	4.151%	3.931%	205	108	0.160%	0.092%	759,232.16	379,580.09	0.341%	0.190%

TOTAL INTERIM	4.102%	4.068%	700	543	0.545%	0.463%	$2,382,678.27	$1,835,436.60	1.069%	0.919%
REPAYMENT
Active
Current	4.475%	4.468%	88,780	80,377	69.163%	68.526%	$121,858,853.50	$107,351,275.55	54.671%	53.779%
31-60 Days Delinquent	4.555%	4.536%	4,970	4,932	3.872%	4.205%	10,353,620.78	10,549,935.52	4.645%	5.285%
61-90 Days Delinquent	4.559%	4.550%	2,869	2,838	2.235%	2.420%	6,628,424.82	6,350,893.45	2.974%	3.182%
91-120 Days Delinquent	4.582%	4.526%	1,959	1,852	1.526%	1.579%	5,166,988.00	4,514,339.00	2.318%	2.262%
> 120 Days Delinquent	4.561%	4.555%	5,444	5,249	4.241%	4.475%	15,355,909.71	14,534,878.21	6.889%	7.281%

Deferment
Current	4.217%	4.205%	12,868	11,338	10.025%	9.666%	31,652,750.60	26,987,843.91	14.201%	13.520%

Forbearance
Current	4.491%	4.497%	10,110	9,352	7.876%	7.973%	27,668,575.73	25,242,234.16	12.413%	12.645%

TOTAL REPAYMENT	4.455%	4.450%	127,000	115,938	98.938%	98.843%	$218,685,123.14	$195,531,399.80	98.111%	97.954%
Claims in Process (1)	4.589%	4.462%	658	812	0.513%	0.692%	$1,810,497.61	$2,245,467.61	0.812%	1.125%
Aged Claims Rejected (2)	4.452%	4.170%	5	2	0.004%	0.002%	$15,630.78	$4,629.39	0.007%	0.002%
GRAND TOTAL	4.452%	4.446%	128,363	117,295	100.000%	100.000%	$222,893,929.80	$199,616,933.40	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-3 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.388%	87,094	$133,926,006.30	67.092%
- GSL - Unsubsidized	4.124%	18,246	$41,268,421.58	20.674%
- PLUS Loans	5.297%	6,789	$13,392,119.28	6.709%
- SLS Loans	5.312%	5,166	$11,030,386.24	5.526%

- Total	4.446%	117,295	$199,616,933.40	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.455%	96,275	$167,266,537.85	83.794%
-Two Year	4.374%	14,885	$22,536,622.27	11.290%
-Technical	4.460%	6,135	$9,813,773.28	4.916%
-Other	0.000%	0	$0.00	0.000%

- Total	4.446%	117,295	$199,616,933.40	100.000%

*Percentages may not total 100% due to rounding.

VI. 1996-3 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,015,994.58
B	Interest Subsidy Payments Accrued During Collection Period		223,508.91
C	SAP Payments Accrued During Collection Period		431,822.90
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		111,957.76
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,783,284.15

G	Student Loan Rate
	i	Days in Calculation Period	92
	ii	Days in Year	365
	iii	Net Expected Interest Collections	$2,783,284.15
	iv	Primary Servicing Fee	$628,231.78
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$223,887,642.77
	vii	Student Loan Rate	3.78341%

		Accrued
		Int Factor	Accrual Period	Rate
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(10/25/04 - 01/25/05)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.87348%
K	Class A-2 Interest Rate	0.007242740	(10/25/04 - 01/25/05)	2.87348%
L	Certificate T-Bill Based Rate of Return			3.14348%
M	Certificate Rate of Return	0.007923288	(10/25/04 - 01/25/05)	3.14348%

V. 2004-3 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period						$33,040,132.42

B	Interest Subsidy Payments Accrued During Collection Period						1,627,490.46

C	SAP Payments Accrued During Collection Period						6,276,799.04

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)						431,415.34

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)						0.00

F	Consolidation Loan Rebate Fees						(7,187,768.28)

G	Net Expected Interest Collections						$34,188,068.98

H	Interest Rate Cap Payments Due to the Trust						Cap

	i	Cap Notional Amount					$440,000,000.00
	ii	Libor (Interpolated first period)					2.10000%
	iii	Cap %					5.00000%

	iv	Excess Over Cap ( ii-iii)					0.00000%

	v	Cap Payments Due to the Trust					$0.00

I USD/GBP Interest Rate Swap

		Swap Payments
						A-6A Swap	A-6B Swap

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)			$362,200,000	$362,200,000
		ii	3 Month USD-LIBOR			2.10000%	2.10000%
		iii	Spread			0.18800%	0.18910%

		iv	Pay Rate			2.28800%	2.28910%
		v	Gross Swap Payment Due Counterparty			$2,117,823.64	$2,118,841.83
		vi	Days in Period	10/25/04	01/25/05	92	92

		Counterparty Pays:
		i	Notional Swap Amount (GBP)			£200,000,000.00	£200,000,000.00
		ii	3 Month GBP-LIBOR + 0.18%			5.07875%	5.07875%
		iii	Gross Swap Receipt Due Paying Agent			£2,560,246.58	£2,560,246.58
		iv	Days in Period	10/25/04	01/25/05	92	92

5

VII. 1996-3 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
10/25/2004	–	10/25/2004	1	1.803%	2.4830%	2.7530%

10/26/2004	–	11/01/2004	7	1.890%	2.5700%	2.8400%

11/02/2004	–	11/08/2004	7	1.987%	2.6670%	2.9370%

11/09/2004	–	11/15/2004	7	2.084%	2.7640%	3.0340%

11/16/2004	–	11/22/2004	7	2.115%	2.7950%	3.0650%

11/23/2004	–	11/29/2004	7	2.197%	2.8770%	3.1470%

11/30/2004	–	12/06/2004	7	2.238%	2.9180%	3.1880%

12/07/2004	–	12/13/2004	7	2.253%	2.9330%	3.2030%

12/14/2004	–	12/20/2004	7	2.243%	2.9230%	3.1930%

12/21/2004	–	12/27/2004	7	2.223%	2.9030%	3.1730%

12/28/2004	–	01/03/2005	7	2.269%	2.9490%	3.2190%

01/04/2005	–	01/10/2005	7	2.320%	3.0000%	3.2700%

01/11/2005	–	01/24/2005	14	2.376%	3.0560%	3.3260%

Total Days in Accrual Period			92

VIII. 1996-3 Inputs From Previous Quarterly Servicing Reports 9/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$222,893,929.80
	ii	Interest To Be Capitalized	993,712.97

	iii	Total Pool	$223,887,642.77

B	Total Note and Certificate Factor		0.1485898
C	Total Note and Certificate Balance		$223,887,642.77

D	Note Balance 10/25/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.3094713	1.0000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$171,137,642.77	$52,750,000.00

	iv	Note Balance	$0.00	$171,137,642.77	$52,750,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,502,704.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
K	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1996-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III -F + VI-D)		$25,913,814.38	$25,913,814.38

B	Primary Servicing Fees-Current Month		$201,738.88	$25,712,075.50

C	Administration Fee		$20,000.00	$25,692,075.50

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$0.00	$25,692,075.50
	ii	Class A-2	$1,239,505.40	$24,452,570.10

	iii	Total Noteholder’s Interest Distribution	$1,239,505.40

E	Certificateholder’s Return Distribution Amount		$417,953.42	$24,034,616.68

F	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1	$0.00	$24,034,616.68
	ii	Class A-2	$23,428,206.18	$606,410.50

	iii	Total Noteholder’s Principal Distribution	$23,428,206.18

G	Certificateholder’s Balance Distribution Amount		$0.00	$606,410.50

H	Increase to the Specified Reserve Account Balance		$0.00	$606,410.50

I	Carryover Servicing Fees		$0.00	$606,410.50

J	Noteholder’s Interest Carryover

	i	Class A-1	$0.00	$606,410.50
	ii	Class A-2	$0.00	$606,410.50

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$606,410.50

L	Excess to Reserve Account		$606,410.50	$0.00

X. 1996-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$1,239,505.40	$417,953.42
	ii	Quarterly Interest Paid		0.00	1,239,505.40	417,953.42

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$23,428,206.18	$0.00
	viii	Quarterly Principal Paid		0.00	23,428,206.18	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$24,667,711.58	$417,953.42

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 12/31/04		$223,887,642.77
	ii	Adjusted Pool Balance 12/31/04		200,459,436.59

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$23,428,206.18

	iv	Adjusted Pool Balance 9/30/04		$223,887,642.77
	v	Adjusted Pool Balance 12/31/04		200,459,436.59

	vi	Current Principal Due (iv-v)		$23,428,206.18
	vii	Principal Shortfall from Previous Collection Period		0.00

	viii	Principal Distribution Amount (vi + vii)		$23,428,206.18

	ix	Principal Distribution Amount Paid		$23,428,206.18
	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$23,428,206.18
D		Total Interest Distribution		1,657,458.82

E		Total Cash Distributions - Note and Certificates		$25,085,665.00

F	Note & Certificate Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	(78442GAD8)	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GAE6)	$171,137,642.77	$147,709,436.59
		A-2 Note Pool Factor		0.3094713	0.2671057

	iii	Certificate Balance	(78442GAF3)	$52,750,000.00	$52,750,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,502,704.00
	ii	Deposits to correct Shortfall			$0.00
	iii	Deposits from Excess Servicing			$606,410.50
	iv	Total Reserve Account Balance Available			$2,109,114.50
	v	Required Reserve Account Balance			$1,502,704.00

	vi	Shortfall Carried to Next Period			$0.00
	vii	Excess Reserve - Release to SLM Investment Corp			$606,410.50
	viii	Ending Reserve Account Balance			$1,502,704.00

XI. 1996-3 Historical Pool Information

							2003	2002
			10/01/04-12/31/04	7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$222,893,929.80	$259,948,547.69	$279,937,479.16	$310,875,610.71	$465,120,765.71	$649,443,805.96

	Student Loan Principal Activity
	i	Regular Principal Collections	$20,934,553.10	$34,869,482.50	$18,075,576.42	$29,069,651.49	$124,364,482.02	$102,440,961.11
	ii	Principal Collections from Guarantor	3,179,462.33	2,994,453.50	2,862,080.91	2,745,774.99	14,439,613.19	17,771,051.49
	iii	Principal reimbursements	5,517.92	16,783.84	29,870.06	155,455.95	21,531,720.12	75,011,186.65
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$24,119,533.35	$37,880,719.84	$20,967,527.39	$31,970,882.43	$160,335,815.33	$195,223,199.25
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$28,238.75	$39,198.52	$37,787.57	$35,692.36	$853,167.12	$1,175,818.64
	ii	Capitalized Interest	(870,775.70)	(865,300.47)	(1,016,383.49)	(1,068,443.24)	(6,943,827.45)	(12,075,977.64)

	iii	Total Non-Cash Principal Activity	$(842,536.95)	$(826,101.95)	$(978,595.92)	$(1,032,750.88)	$(6,090,660.33)	$(10,900,159.00)

(-)	Total Student Loan Principal Activity		$23,276,996.40	$37,054,617.89	$19,988,931.47	$30,938,131.55	$154,245,155.00	$184,323,040.25

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,200,087.21	$1,456,467.22	$1,490,893.18	$1,739,755.33	$10,116,605.09	$19,253,752.31
	ii	Interest Claims Received from Guarantors	141,127.29	139,612.86	137,034.14	132,558.91	819,716.37	1,253,370.67
	iii	Collection Fees/Return Items	23,998.34	26,164.03	21,987.49	25,703.74	80,210.46	27,583.78
	iv	Late Fee Reimbursements	129,297.78	166,320.68	128,064.52	169,947.82	625,138.41	706,552.20
	v	Interest Reimbursements	8,227.92	6,029.16	9,021.72	10,335.11	181,776.71	744,543.32
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	225,949.17	6,016.54	(736.06)	252.25	(1,393.52)	(1,237.79)
	viii	Subsidy Payments	264,476.32	308,201.64	332,412.02	339,348.36	1,965,505.80	3,622,792.04

	ix	Total Interest Collections	$1,993,164.03	$2,108,812.13	$2,118,677.01	$2,417,901.52	$13,787,559.32	$25,607,356.53
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$568.67	$515.52	$2,296.55	$2,729.22	$(646,341.31)	$(936,213.50)
	ii	Capitalized Interest	870,775.70	865,300.47	1,016,383.49	1,068,443.24	6,943,827.45	12,075,977.64

	iii	Total Non-Cash Interest Adjustments	$871,344.37	$865,815.99	$1,018,680.04	$1,071,172.46	$6,297,486.14	$11,139,764.14

	Total Student Loan Interest Activity		$2,864,508.40	$2,974,628.12	$3,137,357.05	$3,489,073.98	$20,085,045.46	$36,747,120.67
(=)	Ending Student Loan Portfolio Balance		$199,616,933.40	$222,893,929.80	$259,948,547.69	$279,937,479.16	$310,875,610.71	$465,120,765.71
(+)	Interest to be Capitalized		$842,503.19	$993,712.97	$1,108,873.84	$1,262,193.91	$1,352,625.75	$2,091,762.47

(=)	TOTAL POOL		$200,459,436.59	$223,887,642.77	$261,057,421.53	$281,199,673.07	$312,228,236.46	$467,212,528.18

(+)	Reserve Account Balance		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(=)	TOTAL ADJUSTED POOL		$200,459,436.59	$223,887,642.77	$261,057,421.53	$281,199,673.07	$312,228,236.46	$467,212,528.18

XII. 1996-3 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	6/17/96-12/31/96
Beginning Student Loan Portfolio Balance			$806,073,622.03	$938,572,480.24	$1,083,954,845.53	$1,228,714,371.63	$1,413,647,896.61	$1,485,028,174.57

	Student Loan Principal Activity
	i	Regular Principal Collections	$126,706,494.61	$121,063,535.23	$123,861,528.15	$122,504,044.52	$109,020,540.61	$56,058,587.17
	ii	Principal Collections from Guarantor	17,975,173.55	12,375,064.50	18,156,326.10	41,298,428.76	56,780,983.13	4,102,484.47
	iii	Principal reimbursements	28,736,853.04	21,430,906.08	27,257,566.01	2,546,996.03	41,704,153.21	25,574,172.87
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	(2,160.08)

	v	Total Principal Collections	$173,418,521.20	$154,869,505.81	$169,275,420.26	$166,349,469.31	$207,505,676.95	$85,733,084.43
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,440,385.10	$2,643,498.71	$3,132,761.43	$3,047,079.72	$3,675,838.55	$2,226,545.19
	ii	Capitalized Interest	(18,229,090.23)	(25,014,146.31)	(27,025,816.40)	(24,637,022.93)	(26,247,990.52)	(16,579,351.66)

	iii	Total Non-Cash Principal Activity	$(16,788,705.13)	$(22,370,647.60)	$(23,893,054.97)	$(21,589,943.21)	$(22,572,151.97)	$(14,352,806.47)

(-)	Total Student Loan Principal Activity		$156,629,816.07	$132,498,858.21	$145,382,365.29	$144,759,526.10	$184,933,524.98	$71,380,277.96

	Student Loan Interest Activity
	i	Regular Interest Collections	$34,090,629.43	$42,827,548.53	$48,933,205.61	$56,008,898.70	$56,916,994.63	$29,251,514.62
	ii	Interest Claims Received from Guarantors	1,390,357.95	812,784.81	1,087,760.95	2,555,312.40	3,556,475.39	195,989.28
	iii	Collection Fees/Return Items	0.00	0.00	0.00	0.00	0.00	0.00
	iv	Late Fee Reimbursements	891,599.99	938,988.51	956,791.93	271,571.86	0.00	0.00
	v	Interest Reimbursements	327,806.38	276,508.21	473,917.51	129,824.10	640,157.64	403,805.13
	vi	Other System Adjustments	0.00	(314.73)	0.00	0.00	0.00	(385.55)
	vii	Special Allowance Payments	1,551,707.33	7,584,781.61	433,935.51	1,215,231.25	1,886,637.13	1,296,691.10
	viii	Subsidy Payments	5,916,408.39	7,952,542.43	12,387,199.61	18,157,524.99	27,499,868.72	19,346,491.31

	ix	Total Interest Collections	$44,168,509.47	$60,392,839.37	$64,272,811.12	$78,338,363.30	$90,500,133.51	$50,494,105.89
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,172,654.87)	$(5,357,996.78)	$(2,892,499.78)	$(2,440,884.70)	$(2,985,922.64)	$(2,174,688.01)
	ii	Capitalized Interest	18,229,090.23	52,039,962.71	27,025,816.40	24,637,022.93	26,247,990.52	16,579,351.66

	iii	Total Non-Cash Interest Adjustments	$17,056,435.36	$46,681,965.93	$24,133,316.62	$22,196,138.23	$23,262,067.88	$14,404,663.65

	Total Student Loan Interest Activity		$61,224,944.83	$107,074,805.30	$88,406,127.74	$100,534,501.53	$113,762,201.39	$64,898,769.54
(=)	Ending Student Loan Portfolio Balance		$649,443,805.96	$806,073,622.03	$938,572,480.24	$1,083,954,845.53	$1,228,714,371.63	$1,413,647,896.61
(+)	Interest to be Capitalized		$3,618,322.22	$4,569,688.04	$8,138,666.80	$13,191,211.43	$14,946,382.97	$15,933,644.48

(=)	TOTAL POOL		$653,062,128.18	$810,643,310.07	$946,711,147.04	$1,097,146,056.96	$1,243,660,754.60	$1,429,581,541.09

(+)	Reserve Account Balance		$1,632,655.32	$2,026,608.28	$2,366,777.87	$2,742,865.14	$3,222,987.71	$3,674,921.48

(=)	TOTAL ADJUSTED POOL		$654,694,783.50	$812,669,918.35	$949,077,924.91	$1,099,888,922.10	$1,246,883,742.31	$1,433,256,462.57

XIII. 1996-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-96	$1,502,704,078	—

Oct-96	$1,466,211,474	6.31%

Jan-97	$1,429,581,541	5.60%

Apr-97	$1,379,654,678	6.30%

Jul-97	$1,331,618,519	6.60%

Oct-97	$1,289,195,084	6.48%

Jan-98	$1,243,660,755	6.53%

Apr-98	$1,205,728,980	6.14%

Jul-98	$1,167,972,431	5.82%

Oct-98	$1,132,576,891	5.50%

Jan-99	$1,097,146,057	5.22%

Apr-99	$1,058,132,743	5.06%

Jul-99	$1,011,277,300	5.16%

Oct-99	$978,039,044	4.86%

Jan-00	$946,711,147	4.53%

Apr-00	$912,832,742	4.26%

Jul-00	$879,581,833	3.990%

Oct-00	$843,596,370	3.80%

Jan-01	$810,643,310	3.54%

Apr-01	$779,698,302	3.23%

Jul-01	$742,221,154	3.09%

Oct-01	$701,436,139	3.04%

Jan-02	$653,062,128	3.24%

Apr-02	$606,401,594	3.44%

Jul-02	$569,406,526	3.38%

Oct-02	$515,418,978	3.84%

Jan-03	$467,212,528	4.17%

Apr-03	$424,832,257	4.36%

Jul-03	$396,680,743	4.10%

Oct-03	$343,850,777	4.74%

Jan-04	$312,228,236	4.76%

Apr-04	$281,199,673	4.77%

Jul-04	$261,057,422	4.40%

Oct-04	$223,887,643	4.93%

Jan-05	$200,459,437	4.89%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.